Exhibit 23.9

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated October 30, 2026, with respect to our audit of GreenRock Corp. (the “Company”) financial statements as of December 31, 2025 and for the year then ended, in ClimateRock Holdings Limited’s Amendment No. 13 to the Form F-4.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Simon & Edward, LLP

Simon & Edward, LLP

Independent Registered Public Accounting Firm

Rowland Heights, California

October 30, 2026